Exhibit 24(b)(8.38) Amendment No. 3 to the Selling and Services Agreement
by and among
ING Financial Advisers, LLC,
ING Life Insurance and Annuity Company,
Lord Abbett Distributor LLC, Lord, Abbett & Co. LLC and
Lord Abbett Funds

This Amendment No. 3 to the Selling and Services Agreement (the “Agreement”) is effective as of September 1, 2004, by and among ING Financial Advisers, LLC (“ING Financial”), ING Life
Insurance and Annuity Company (“ING Life” and collectively with ING Financial, “ING”), Lord
Abbett Distributor LLC (“Distributor”), Lord, Abbett & Co. LLC (“Adviser”) and the Lord
Abbett Family of Funds (the “Funds”).

WHEREAS, ING, Adviser, Distributor and the Funds have entered into a Selling and
Services Agreement dated as of March 1, 2001 and amended as of July 25, 2002 and September
26, 2003 (the “Selling and Services Agreement”) under which shares of the Funds may be offered to Plans for which ING Life provides recordkeeping and other administration services;
and

WHEREAS, ING Financial has been distributing Class Y shares of the Funds to Plans through certain programs as of September 1, 2004; and

WHEREAS, the parties now desire to amend the Selling and Services Agreement to provide for additional provisions relating specifically to investments in Class Y shares of the
Funds; and

WHEREAS, unless otherwise defined herein, capitalized terms used herein have the same meaning as in the Selling and Services Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, and pursuant to Section 14(a) of the Selling and Services Agreement,
the parties agree to amend the Selling and Services Agreement as follows:

1.	Section 4 of the Selling and Services Agreement, as amended, shall be amended to include Y shares.

2.	The first sentence of Section 12(d) (i) of the Selling and Services Agreement, as
amended, shall be amended to allow for the submission of orders for Class Y shares of the Funds pursuant to this Agreement that meet the eligibility and any other requirements as specified in each Fund’s prospectus and SAI.

3.	An amended and restated Exhibit A, as attached hereto, shall replace Exhibit A of the Selling and Services Agreement dated as of March 1, 2001, as amended.

4.	In the event of any inconsistencies between the Selling and Services Agreement and this Amendment No. 3, the terms of this Amendment No. 3 shall govern.

5.	All other terms and conditions of the Selling and Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 2nd day of February, 2007.

ING FINANCIAL ADVISERS, LLC

By: /s/ David A. Kelsey
Name: David A. Kelsey
Title: Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Michael C. Eldredge
Name: Michael C. Eldredge
Title: Vice President

LORD ABBETT DISTRIBUTOR LLC
By: Lord, Abbett & Co. LLC, its Managing Member

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Member and General Counsel

LORD ABBETT FAMILY OF FUNDS

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Vice President and Secretary

LORD, ABBETT & CO. LLC

By: /s/ Lawrence H. Kaplan
Name: Lawrence H. Kaplan
Title: Member and General Counsel

EXHIBIT A

Series and Classes which may be offered to Plans through ING pursuant to the Selling and
Services Agreement dated as of March 1, 2001, as amended by Amendment No. 1 to the Selling and Services Agreement dated as of July 25, 2002, by Amendment No. 2 to the Selling and
Services Agreement dated as of September 26th, 2003, and by Amendment No. 3 to the Selling
and Services Agreement effective as of September 1, 2004, (“Selling and Services Agreement”).

Except with respect to Class Y shares offered pursuant to Amendment No. 1, fees on Class Y shares of the Funds are effective as of January 1, 2007. No fees will be paid on, or with respect to, Class Y shares prior to January 1, 2007.

The term “Fund” or collectively “Funds” as used generally in the Selling and Services
Agreement, unless otherwise defined, means each of the investment companies comprising the
Lord Abbett Family of Funds, including each separate investment portfolio, whether existing at the date of the Selling and Services Agreement or established subsequent thereto.

Fund Share Class and Funds	Administrative Fee Rate
Class A shares of Funds	____% of the average daily net asset value on
an annual basis
Class P shares of Funds	____% of the average daily net asset value on
an annual basis
Class Y shares of Funds	____% of the average daily net asset value on
an annual basis